Exhibit 99.1

Daybreak Mines Signs Agreement With Crosspoint Holdings

    OSBURN, Idaho, Nov. 2 /PRNewswire-FirstCall/ -- Daybreak Mines, Inc.
(OTC Bulletin Board: DBRM) a Washington Corporation, today announced the signing of an agreement whereby Crosspoint Holdings, Inc. has the right to purchase 3,000,000 shares of Daybreak Series A non-voting convertible preferred shares of stock for $3,000,000. Crosspoint Holdings, Inc. is a privately owned Nevada Corporation with offices in Beverly Hills, California. At Crosspoint's discretion, each share shall be convertible into four shares of Daybreak Mines, Inc. common stock for a period of twelve months from the date of purchase.

    In addition, Crosspoint shall have the option, until March 31, 2005, to purchase an additional 3,000,000 shares of Daybreak's Series A non-voting convertible preferred shares of stock for $3,000,000. Again, at Crosspoint's discretion, each share of preferred stock acquired upon the exercise of this option shall be convertible into four shares of Daybreak common stock for a period of twelve months from the date of the purchase of the optioned preferred stock.

    Upon Crosspoint's purchase of the initial 3,000,000 shares of Daybreak's Series A non-voting convertible preferred shares of stock from Daybreak, Crosspoint may appoint a controlling number of directors to Daybreak's board of directors.

    "Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995:

    Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to new management becoming familiar with the Company's business, the uncertainty of market acceptance and demand for the Company's products, the ability to obtain additional financing necessary to continue operations and other risks detailed in the Company's filings with the Securities and Exchange Commission. The words "looking forward," "believe," "expect," "likely," and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. Daybreak Mines, Inc. undertakes no obligation to update any forward-looking statements contained in this news release.

SOURCE  Daybreak Mines, Inc.
    -0-                             11/02/2004
    /CONTACT:  Tom Kilbourne of Daybreak Mines, Inc., +1-208-556-1139, ext. 2/
    (DBRM)

CO:  Daybreak Mines, Inc.; Crosspoint Holdings, Inc
ST:  Idaho, Washington, California, Nevada
IN:  MNG OTC
SU:  CON